ENV105 (Carotuximab)
IN PROSTATE CANCER


Prostate
Cancer

- The inhibition of androgen signaling promotes the CD105 expression
- CD105 signaling promotes survival and lineage plasticity (stem-like features)
- ENV105 (carotuximab) restores sensitivity to androgen receptor signaling inhibitors and reverses lineage plasticity


Androgen
Receptor
Signaling
Inhibitor
carotuximab
CD105
TGFß
BMP4
TßRII
ALK5
BMPRII
ALK1
metastasis
survival
de-differentiation

ENV105
IN PROSTATE CANCER

PRESENT RANDOMIZED PHASE 2 TRIAL: NCT03418324
Apalutamide with or without ENV105



Prostate Cancer
lupron
enzalutamide
abiraterone
darolutamide
N = 10
Safety lead-in
extend treatment with combination therapy for compassionate use
apalutamide single agent
apalutamide + ENV105
lupron
enzalutamide
abiraterone
darolutamide
Randomization
N = 90
cross-over following resistance development
Accruing

PRIMARY ENDPOINT: Progression free survival based on RECIST 1.1 and PCWG 3 criteria

SECONDARY ENDPOINT: Companion biomarker validation

Cedars Sinai

HUNTSMAN CANCER INSTITUTE

City of Hope


Edwin Posadas


Umang Swami


Tanya Dorff

Patient Summary Phase 2 trial NCT05534646

Apalutamide and ENV105 for the Treatment of Metastatic Castration-Resistant Prostate Cancer

Sponsored by:

ENVIRO THERAPEUTICS
A KAIROS PHARMA company

Patient ID	Age at enrollment	Pre-treatment PSA	Previous therapies	RECIST/PWCG @ week 16
001	68	7.59	Abiraterone	Stable disease
002	76	278.55	Enzalutamide, Lu-PSMA	Not assessable (unrelated stroke)
003	73	32.35	Enzalutamide	Stable disease
004	82	59.03	Enzalutamide, Abiraterone	Stable disease
005	60	4.49	Apalutamide	Stable disease
006	68	278.43	Abiraterone, Enzalutamide	Stable disease
007	79	5.63	Enzalutamide	Stable disease
008	71	3.37	Abiraterone	Stable disease
009	69	20.59	Abiraterone	clinical PD at 3 months
010	85	0.82	Enzalutamide, Darolutamide, Lu-PSMA	Stable disease

Patient Summary Phase 2 trial NCT05534646

Apalutamide and ENV105 for the Treatment of Metastatic Castration-Resistant Prostate Cancer

Event	All grades	Grade 3
Epistaxis	8	1
Headache	8	0
Gum bleeding	5	0
Fatigue	4	0
Nausea	4	0
Pruritis	3	0
Anemia	3	0
Anorexia	3	0
Dehydration	2	0
Dizziness	2	0
Edema	2	0
Rash	2	0

Sponsored by:

ENVIRO THERAPEUTICS

A KAIROS PHARMA company

No grade 4-5 AE noted

Radiographic PFS points of reference

<u>CARD Trial</u>
ARPI-switch median PFS = **3.7 months**
Cabaxitaxel median PFS = 8 months
N = 255



Percentage of Patients with Progression-free Survival
Cabazitaxel
Androgen-signaling–targeted inhibitor
Months

No. at Risk								
Cabazitaxel	129	91	64	41	23	9	2	1
Androgen-signaling–targeted inhibitor	126	61	36	22	7	3	1	0

NEJM (2019) 318:2506

ARPI-switch median PFS = 5.6 months
^{177}Lu-PSMA median PFS = 11.6 months
N = 468



^{177}Lu-PSMA-617
ARPI change
Proportion of patients without event (%)

Number at risk (number censored)																
^{177}Lu-PSMA-617 group	234 (0)	217 (12)	175 (5)	152 (3)	126 (6)	111 (3)	94 (2)	86 (1)	67 (6)	39 (16)	25 (6)	20 (3)	8 (10)	4 (3)	4 (0)	0 (4)
ARPI change group	234 (0)	197 (14)	126 (7)	79 (9)	65 (0)	45 (4)	35 (0)	28 (1)	22 (0)	14 (7)	9 (3)	9 (0)	5 (4)	2 (3)	1 (1)	0 (1)

Lancet (2024) 44:1227

Progression Free Survival

NCT05534646



Weeks
0
10
20
30
40
50
60
70
80
w
w

Sponsored by:

ENVIRO THERAPEUTICS
A KAIROS PHARMA company

Still on trial

w Unrelated withdrawal

Median PFS = 13 months*
(expected 3.7 months)

* Patients continue to be evaluated

Change in PSA

NCT05534646



40
20
0
-20
-40
-60
-80
-100
Percent (%) change in PSA

Sponsored by:

ENVIRO THERAPEUTICS
A KAIROS PHARMA company

Comparing baseline pre-treatment PSA to nadir PSA values